UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2017

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 828-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 28, 2017, United Parcel Service, Inc. (the “Company”) entered into an agreement (the “March 28 Underwriting Agreement”) with the underwriters listed on Schedule II thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the March 28 Underwriting Agreement, $142,115,000 aggregate principal amount of Floating Rate Senior Notes due 2067 (the “March 28 Transaction”).

On March 30, 2017, the Company entered into an agreement (the “March 30 Underwriting Agreement” and, together with the March 28 Underwriting Agreement, the “Underwriting Agreements”) with the underwriter listed on Schedule II thereto (the “Underwriter”), whereby the Company agreed to sell and the Underwriter agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the March 30 Underwriting Agreement, $5,000,000 aggregate principal amount of Floating Rate Senior Notes due 2067 (the “March 30 Transaction” and, together with the March 28 Transaction, the “Transactions”). The Company intends to use the net proceeds of the Transactions for general corporate purposes.

Copies of the Underwriting Agreements are attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreements.

The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items related to the Transactions that are to be incorporated by reference into its Registration Statement on Form S-3ASR (Registration No. 333-214056).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated March 28, 2017

1.2	Underwriting Agreement, dated March 30, 2017

4.1	Form of Floating Rate Senior Note due 2067

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: March 31, 2017	By:	/s/ Richard N. Peretz
		Name:	Richard N. Peretz
		Title:	Senior Vice President, Chief Financial Officer and Treasurer